This page being						Ser. 4


  EXPENSES (Negative answers are allowed For the period covered by this form

            on this screen for 72Z only)                  ($000's omitted)

72.Y) Expense reimbursements ----------------------------- $     0

   Z) Net investment income ------------------------------ $     0

	  AA) Realized capital gains ---------------------- $    0

	  BB) Realized capital losses --------------------- $    0

  CC) 1. Net unrealized appreciation during the period --- $   0

      2. Net unrealized depreciation during the period --- $   0

  DD) 1. Total income dividends for which record date
         passed during the period ------------------------ $   0

2. Dividends for a second class of open-end
         company shares -----------------------------------$   0

  EE) Total capital gains distributions for which
      record date passed during the period --------------- $   0
73. Distributions per share for which record date passed during the period:
       NOTE: Show in fractions of a cent if so declared.
"   A) 1. Dividends from net investment income ----------$ 0.1120, 0.075
"      2. Dividends for a second class of open-end-------$ 0.075, 0.1450
          company shares ---------------------------------- $   0.0000
   B) Distribution of capital gains ----------------------- $   0.0000
   C) Other distributions --------------------------------- $   0.0000
                              SCREEN NUMBER: 34


This page being
(Continued from Screen 35)                                filed for series 4.
   Condensed balance sheet data:         As of the end of current reporting
                                        period (000's omitted except for per
                                        share amounts and number of accounts)
74.O) Payables for portfolio instruments purchased --------------- $        0
   P) Amounts owed to affiliated persons --------------------------$        0
   Q) Senior long-term debt ---------------------------------------$        0
   R) Other liabilities:1. Reverse repurchase agreements --------- $        0
                        2. Short sales --------------------------- $        0
                        3. Written options ----------------------- $        0
                        4. All other liabilities ----------------- $        0

   S) Senior equity -----------------------------------------------$        0
   T) Net assets of common shareholders ---------------------------$        0
   U) 1. Number of shares outstanding -----------------------------$	    0
      2. Number of shares outstanding of a second class of shares
         of open-end company ---------------------------------------        0
"   V) 1. Net asset value per share(to nearest cent)-----   $12.16,11.86
	 2. Net asset value per share of a second class of open-end
"         company shares (to nearest cent) --------------   $11.86,12.25
   W) Mark-to-market net asset value per share
      for money market funds only (to 4 decimals) -----------------$   0.0000
   X) Total number of shareholder accounts ------------------------$        0
   Y) Total value of assets in segregated accounts ----------------$        0
                              SCREEN NUMBER: 36


Because the electronic format for filing Form N-SAR does not provide "adequate space for responding to Items 73A1&2 and 74V1&2 correctly, " the correct answers are as above.
Prudential Financial Services